Exhibit 99.1

Contacts:
Deborah McBride (Media)	Kathy Guinnessey (Investors/Analysts)
mcbrided@dnb.com	Kathy.Guinnessey@dnb.com
973.921.5714	973.921.5892

Dun & Bradstreet Reports Second Quarter 2016 Results;
Announces Transactions to Partner Latin America and Benelux

•	Transactions Expected to be Accretive to 2016 and 2017 Operating Income and EPS

•	Updates Full Year 2016 Guidance

•	Declares Quarterly Dividend
Short Hills, N.J. - August 1, 2016 - Dun & Bradstreet (NYSE: DNB) reported results for the second quarter ended June 30, 2016 of GAAP revenue up 6% year over year, after the effect of foreign exchange (up 7% before the effect of foreign exchange). As Adjusted revenue up 5% year over year, both before and after the effect of foreign exchange, and organic revenue up 2% year over year.
“I’m very pleased with our execution in the quarter which enabled us to close a couple of large new business deals earlier than expected and exceed our revenue growth expectations” said Bob Carrigan, CEO of Dun & Bradstreet. “We continue to see good growth from some of our newer offerings and continue to make progress against our growth strategy.”

	Quarter Ended		AFX	BFX
	June 30,		% Change	% Change
(Amounts in millions, except per share data)	2016	2015	Fav (Unfav)	Fav (Unfav)
GAAP Revenue	$398.8	$375.4	6%	7%
As Adjusted Total Revenue	$399.3	$381.6	5%	5%
As Adjusted Organic Revenue	$385.3	$381.6	N/M	2%

GAAP Operating Income(1)	$46.5	$58.2	(20)%
As Adjusted Operating Income	$86.9	$80.2	8%

GAAP Diluted Earnings (Loss) Per Share(1)(2)	$0.51	$(0.22)	N/M
As Adjusted Diluted Earnings (Loss) Per Share	$1.37	$1.25	10%
Diluted Weighted Avg Shares	36.6	36.4	(1)%

	Year-To-Date
	June 30,	June 30,
	2016	2015
Net Cash Provided By Operating Activities - Continuing Operations (GAAP)	$180.9	$212.4
Free Cash Flow	$148.0	$183.0

(1)	Quarter ended June 30, 2016 includes a net amount of $26 million or $0.60 in accruals for legal matters. See description in Accrual for Legal Matters below.
(2)	Quarter ended June 30, 2015 includes a $37.5 million or $1.03 loss from Discontinued Operations

See attached Schedules 5 and 6 for a reconciliation of As Adjusted metrics to GAAP results, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.
Deferred revenue for the Company as of June 30, 2016 was $630.5 million, up 5% year over year; Americas was $541.8 million, up 7% year over year and Non-Americas was $88.7 million, down 4% year over year. After adjusting for the effect of foreign exchange and the impacts of the write-down of deferred revenue due to purchase accounting, total Company deferred revenue was up 3% compared to last year; Americas was up 4% and Non-Americas was down 2%. Committed sales through Alliance partners would have added one point of growth to total Company and Americas deferred revenue.

Second Quarter 2016 Segment Results

Americas

•
GAAP revenue of $329.1 million, up 9% year over year both after and before the effect of foreign exchange; As Adjusted revenue of $329.6 million, up 7% year over year both after and before the effect of foreign exchange; organic revenue increased 2%;

•	GAAP operating income of $83.7 million, up 24% year over year; As Adjusted operating income of $90.8 million, up 17% year over year.

Non-Americas

•	GAAP revenue, As Adjusted revenue, and organic revenue of $69.7 million, down 4% year over year after the effect of foreign exchange (down 1% before the effect of foreign exchange);

•
GAAP operating income of $14.2 million, down 24% year over year. As Adjusted operating income of $14.5 million, down 22% year over year. The operating income decline was driven primarily by the decline in revenue.

See attached Schedules 3, 4, 5, and 6 for additional detail.

Schedules 5 and 6 provide a reconciliation to GAAP, as well as the definitions of non-GAAP financial measures that the Company uses to evaluate the business.

Activates Partnership Model in Latin America and Benelux Regions

Dun & Bradstreet today announced it is shifting its businesses based in the Latin America and Benelux regions to a Worldwide Network (WWN) partner model by entering into definitive agreements to divest the domestic operations in those regions. These developments are in support of Dun & Bradstreet’s global data strategy and customer-centric approach built on having the best local data in every market, whether by Dun & Bradstreet direct ownership or through a WWN partner.

CB Alliance, a current Dun & Bradstreet WWN partner and owner of Dun & Bradstreet Israel, has agreed to acquire Dun & Bradstreet domestic businesses in the Latin America region. Separately, we are selling our domestic businesses in the Benelux region to a financial investor in the process of closing on the acquisition of Altares, our current WWN partner in France. Altares, a leading enterprise data company, will then operate the Benelux businesses. Both partners have agreed to invest in local data quality and solution innovation, while leveraging key Dun & Bradstreet brand assets.

“We’re optimizing our overall global strategy,” said Bob Carrigan, CEO, Dun & Bradstreet. “By leaning into a business model that has a proven track record of success around the world, we’ll not only provide customers with the best local data and expertise, but we’ll exercise the full potential and agility of our business model - comprised of owned, JVs and partner markets - to improve the execution of our growth objectives.”

Both transactions include long-term commercial agreements that provide our partners with access to key Dun & Bradstreet assets, including global data, brand usage, consulting and technology services. The aggregate value of both deals, inclusive of upfront consideration of $39 million and ongoing fees, is in excess of $200 million. Both transactions are expected to close by the end of September and are subject to ordinary closing conditions.

The transactions are expected to be accretive to operating income and EPS in 2016 and 2017. Upon closing the transactions, Dun & Bradstreet expects to record a non-cash GAAP loss of approximately $88 million, driven entirely by accumulated currency translation.
Organic revenue growth is not impacted by the transactions. Dun & Bradstreet provides organic revenue, which is defined as total revenue less Acquisition revenue (revenues from acquired companies for one year post acquisition) and Net Divested revenue (historical revenues from divested businesses net of ongoing future revenue streams). The Company believes organic revenue growth is a helpful measure of the underlying performance of its operations.

In connection with the announced divestitures of the domestic operations of the Benelux and Latin America operations, total revenue on an annual basis is expected to decrease by $33 million - representing the portion of revenues generated in these markets that will not recur. For the balance of fiscal year 2016, the projected impact to total revenue is estimated to be approximately $6 million.

See attached Schedule 7 for additional details regarding revenue post divestiture.

Full Year 2016 Guidance

•	As Adjusted organic revenue growth unchanged at 1.5% to 3.5%, before the effect of foreign exchange;

•	As Adjusted total revenue growth unchanged at 4% to 6%, before the effect of foreign exchange;

•	As Adjusted operating income of 1% to 5%, increased from previous guidance of flat to 4% including the expected accretion from the transactions;

•	As Adjusted diluted EPS of (2%) to 3%, increased from previous guidance of (3%) to 2% including the expected accretion from the transactions; and

•
Free cash flow of $255 million to $285 million, which excludes the impact of legacy tax matters and any potential regulatory fines associated with our China operations, and is unchanged from previous guidance.

Dun & Bradstreet does not provide guidance on a GAAP basis because Dun & Bradstreet is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of: (i) non-core gains and charges, (ii) acquisition and divestiture-related fees; and (iii) purchase accounting fair value adjustments to deferred revenue. These items are uncertain and will depend on several factors, including industry conditions, and could be material to Dun & Bradstreet's results computed in accordance with GAAP.

Declares Quarterly Dividend

Dun & Bradstreet today announced that it has declared a quarterly cash dividend of $0.4825 per share. This quarterly cash dividend is payable on September 9, 2016 to shareholders of record at the close of business on August 24, 2016.

Accrual for Legal Matters

During the second quarter of 2016, Dun & Bradstreet accrued a net, aggregate amount of $26 million in connection with two previously disclosed outstanding legal matters.  The first matter relates to a litigation alleging violations of the Telephone Consumer Protection Act for which we have reached a settlement in principle, although no agreement has been finalized.  The second matter relates to the ongoing investigation by the Securities & Exchange Commission and the Department of Justice of past actions in our China operations.  The amount accrued for this matter relates only to a possible disgorgement in connection with the SEC’s investigation, although no agreement has been finalized, and additional amounts may result should either the SEC or the DOJ seek to impose additional fines or penalties.  The $26 million accrual for these matters impacted GAAP operating income and GAAP diluted earnings per share in the second quarter.

Use of Non-GAAP Financial Measures

In addition to reporting generally accepted accounting principles in the United States of America (“GAAP”) results, the Company evaluates performance and reports on a total company basis and on a business segment level basis its results (such as revenue, operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) on an “As Adjusted” basis. The term “As Adjusted” refers to the following: the elimination of the effect on revenue due to purchase accounting fair value adjustments to deferred revenue; restructuring charges; other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges and material tax and legal settlements); acquisition and divestiture-related fees (such as costs for bankers, legal fees, diligence costs and retention payments); and acquisition-related intangible amortization expense. A recurring component of our “As Adjusted” basis is our restructuring charges, which we believe do not reflect our underlying business performance. Such charges are variable from period to period based upon actions identified and taken during each period. Additionally, our “As Adjusted” results exclude the results of Discontinued Operations.

We also isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange. The change in our operating performance attributable to foreign currency rates is determined by converting both our prior and current periods by a constant rate. As a result, we monitor our “As Adjusted” revenue growth both after and before the effects of foreign exchange.

We also analyze “As Adjusted” revenue growth on an organic basis because management believes this information provides important insight into the underlying/ongoing performance of the business. Organic revenue excludes: (1) revenue from acquired businesses for one year from the date of the acquisition and (2) net divested revenue which we define as the historical revenues from the divested businesses net of the annual ongoing future revenue streams resulting from the commercial arrangements entered into in connection with such divestitures.

We may from time to time use the term “sales”, which we define as the value of committed customer contracts. This term is often referred to as “bookings” or “commitments” by other companies.

We also monitor free cash flow as a measure of our business. We define free cash flow as net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles. Free cash flow measures our available cash flow for potential debt repayment, acquisitions, stock repurchases, dividend payments and additions to cash, cash equivalents and short-term investments. We believe free cash flow to be relevant and useful to our investors as this measure is used by our management in evaluating the funding available after supporting our ongoing business operations and our portfolio of investments.

We believe that the use of our non-GAAP financial measures provides useful supplemental information to our investors. Non-GAAP results are presented only as a supplement to the financial statements presented in accordance with GAAP. The non-GAAP financial information is provided to enhance the reader’s understanding of our underlying financial performance. These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of revenue, operating income, operating margin, net income, diluted EPS or net cash provided by operating activities as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented and defined in Schedules 5 and 6 attached to this press release.

Second Quarter 2016 Teleconference

As previously announced, Dun & Bradstreet will review its second quarter 2016 results in a conference call with the investment community on Tuesday, August 2, 2016, at 8 a.m. ET. Live audio, as well as a replay of the conference call will be accessible on Dun & Bradstreet's Investor Relations Web site at http://investor.dnb.com.

**************

About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE: DNB) grows the most valuable relationships in business. By uncovering truth and meaning from data, we connect customers with the prospects, suppliers, clients and partners that matter most, and have since 1841. Nearly ninety percent of the Fortune 500, and companies of every size around the world, rely on our data, insights and analytics. For more about Dun & Bradstreet, visit DNB.com.

Forward-Looking and Cautionary Statements

We may from time-to-time make written or oral “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements contained in filings with the Securities and Exchange Commission, in reports to shareholders and in press releases and investor Web casts. These forward-looking statements include, without limitation, any statements related to financial guidance or strategic goals. These forward-looking statements can also be identified by the use of words like “anticipates,” “aspirations,” “believes,” “commits,” “continues,” “estimates,” “expects,” “goals,” “guidance,” “intends,” “plans,” “projects,” “strategy,” “targets,” “will” and other words of similar meaning. They can also be identified by the fact that they do not relate strictly to historical or current facts.
We cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements and whether to invest in, or remain invested in, our securities.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying the following important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us; any such statement is qualified by reference to the following cautionary factors: (i) reliance on third parties to support critical components of our business model; (ii) our ability to protect our information technology infrastructure against cyber-attack and unauthorized access; (iii) risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws; (iv) customer demand for our products; (v) the successful implementation of our business strategy; (vi) the integrity and security of our global database and data centers; (vii) our ability to maintain the integrity of our brand and reputation; (viii) our ability to renew large contracts and the related revenue recognition and timing thereof; (ix) the impact of macro-economic challenges on our customers and vendors; (x) future laws or regulations with respect to the collection, compilation, storage, use, cross-border transfer and/or publication of information and adverse publicity or litigation concerning the commercial use of such information; (xi) our ability to acquire and successfully integrate other businesses, products and technologies; (xii) adherence by third-party members of our Dun & Bradstreet Worldwide Network, or other third parties who license and sell under the Dun & Bradstreet name, to our quality standards and to the renewal of their agreements with Dun & Bradstreet; (xiii) the effects of foreign and evolving economies, exchange rate fluctuations, legislative or regulatory requirements and the implementation or modification of fees or taxes to collect, compile, store, use, transfer cross-border and/or publish data; and (xiv) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis,” “Legal Proceedings” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and the Company’s other reports or documents filed or furnished with the Securities and Exchange Commission.

It should be understood that it is not possible to predict or identify all risk factors. Consequently, the above list of important factors and the Risk Factors discussed in Item 1A. of our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q should not be considered to be a complete discussion of all of our potential trends, risks and uncertainties. Except as otherwise required by federal securities laws, we do not undertake any obligation to update any forward-looking statement we may make from time-to-time.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2016	2015	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2016	2015	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

Americas (1)	$329.1	$302.9	9%	(0.2)%	9%	$636.1	$583.8	9%	(0.3)%	9%
Non-Americas	69.7	72.5	(4)%	(2.3)%	(1)%	137.7	147.8	(7)%	(3.4)%	(3)%

Total Revenue (2)	$398.8	$375.4	6%	(0.6)%	7%	$773.8	$731.6	6%	(1.0)%	7%

Operating Income (Loss):

Americas (3)	$83.7	$67.2	24%			$153.3	$135.1	13%
Non-Americas (4)	14.2	18.7	(24)%			27.2	40.6	(33)%

Corporate and Other (5)	(51.4)	(27.7)	(85)%			(80.8)	(52.4)	(54)%

Total Operating Income (6)	46.5	58.2	(20)%			99.7	123.3	(19)%

Interest Income	0.5	0.4	31%			1.0	0.8	27%
Interest Expense	(13.4)	(11.8)	(13)%			(26.9)	(23.2)	(16)%
Other Income (Expense) - Net (9)	(0.5)	(1.5)	71%			0.3	1.8	(80)%

Non-Operating Income (Expense) - Net (10)	(13.4)	(12.9)	(3)%			(25.6)	(20.6)	(24)%

Income Before Provision for Income Taxes	33.1	45.3	(27)%			74.1	102.7	(28)%

Less: Provision for Income Taxes (11)	14.2	15.7	9%			25.2	33.4	25%
Equity in Net Income (Loss) of Affiliates	1.0	1.3	(25)%			1.7	2.0	(15)%

Net Income From Continuing Operations	19.9	30.9	(36)%			50.6	71.3	(29)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(1.1)	(1.3)	14%			(1.8)	(2.2)	14%

Net Income From Continuing Operations Attributable to Dun & Bradstreet	18.8	29.6	(37)%			48.8	69.1	(29)%

Income from Discontinued Operations, Net of Income Taxes	—	0.7	N/M			—	2.2	N/M
Loss on Disposal of Business, Net of Tax Impact	—	(38.2)	N/M			—	(38.2)	N/M

Income (Loss) from Discontinued Operations, Net of Income Taxes	—	(37.5)	N/M			—	(36.0)	N/M

Net Income Attributable to Dun & Bradstreet (7)	$18.8	$(7.9)	N/M	$48.8	$33.1	47%

Basic Earnings (Loss) Per Share:
From Continuing Operations	$0.52	$0.82	(37)%	$1.35	$1.92	(30)%
From Discontinued Operations	—	(1.04)	N/M	—	(1.00)	N/M

Basic Earnings (Loss) Per Share of Common Stock Attributable to Dun & Bradstreet Common Shareholders	$0.52	$(0.22)	N/M	$1.35	$0.92	47%

Diluted Earnings (Loss) Per Share:
From Continuing Operations	$0.51	$0.81	(37)%	$1.34	$1.90	(29)%
From Discontinued Operations	—	(1.03)	N/M	—	(0.99)	N/M

Diluted Earnings (Loss) Per Share of Common Stock Attributable to Dun & Bradstreet Common Shareholders (8)	$0.51	$(0.22)	N/M	$1.34	$0.91	47%

Weighted Average Number of Shares Outstanding:
Basic	36.3	36.1	(1)%	36.2	36.0	(1)%
Diluted	36.6	36.4	(1)%	36.5	36.4	0%

Operating Margins (Calculated on Total Revenue)

Americas	25.4%	22.2%		24.1%	23.1%
Non-Americas	20.4%	25.9%		19.7%	27.5%
Total Company	11.7%	15.5%		12.9%	16.9%

Effective Tax Rate	42.9%	34.6%		34.0%	32.6%

AFX - After Effects of Foreign Exchange BFX - Before Effects of Foreign Exchange N/M - Not Meaningful
See Schedule 6 (Notes to Schedules) for a reconciliation of each of these As Adjusted metrics to the corresponding GAAP metrics.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Certain Selected As Adjusted Metrics (unaudited)

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	June 30,		% Change	Exchange	% Change	June 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2016	2015	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2016	2015	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

Americas (1)	$329.6	$309.1	7%	(0.2)%	7%	$639.2	$590.6	8%	(0.3)%	9%
Non-Americas	69.7	72.5	(4)%	(2.3)%	(1)%	137.7	147.8	(7)%	(3.4)%	(3)%

Total Revenue (2)	$399.3	$381.6	5%	(0.6)%	5%	$776.9	$738.4	5%	(1.0)%	6%

Organic Revenue:
Total Revenue	$399.3	$381.6	N/M	N/M	5%	$776.9	$738.4	N/M	N/M	6%
Less:
Acquisitions	14.0	—	N/M	N/M	N/M	40.0	—	N/M	N/M	N/M
Net Divested	—	—	N/M	N/M	N/M	—	—	N/M	N/M	N/M

Organic Revenue	$385.3	$381.6	N/M	N/M	2%	$736.9	$738.4	N/M	N/M	1%

Operating Income (Loss):

Americas (3)	$90.8	$77.7	17%			$170.5	$148.7	15%
Non-Americas (4)	14.5	18.7	(22)%			27.5	40.6	(32)%

Corporate and Other (5)	(18.4)	(16.2)	(14)%			(37.5)	(32.4)	(16)%

Total Operating Income (6)	$86.9	$80.2	8%			$160.5	$156.9	2%

Net Income Attributable to Dun & Bradstreet (7)	$50.0	$45.3	10%			$93.2	$92.2	1%

Basic Earnings Per Share of Common Stock Attributable to Dun & Bradstreet Common Shareholders	$1.38	$1.26	10%			$2.57	$2.56	0%

Diluted Earnings Per Share of Common Stock Attributable to Dun & Bradstreet Common Shareholders (8)	$1.37	$1.25	10%			$2.55	$2.53	1%

Weighted Average Number of Shares Outstanding:
Basic	36.3	36.1	(1)%	36.2	36.0	(1)%
Diluted	36.6	36.4	(1)%	36.5	36.4	0%

Other Information:

Interest Income	$0.5	$0.4	31%	$1.0	$0.8	27%
Interest Expense	(13.4)	(11.8)	(13)%	(26.9)	(23.2)	(16)%
Other Income (Expense) - Net (9)	(0.5)	(1.6)	71%	0.3	1.7	(80)%

Non-Operating Income (Expense) - Net (10)	$(13.4)	$(13.0)	(3)%	$(25.6)	$(20.7)	(24)%

Provision for Income Taxes (11)	$23.4	$21.9	(7)%	$41.6	$43.8	5%

Equity in Net Income (Loss) of Affiliates	$1.0	$1.3	(25)%	$1.7	$2.0	(15)%

Net (Income) Loss Attributable to the Noncontrolling Interest	$(1.1)	$(1.3)	14%	$(1.8)	$(2.2)	14%

Operating Margins (Calculated on Total Revenue)

Americas	27.5%	25.1%		26.7%	25.2%
Non-Americas	20.9%	25.9%		20.0%	27.5%
Total Company	21.8%	21.0%		20.7%	21.2%

Effective Tax Rate	31.7%	32.5%		30.8%	32.2%

AFX - After Effects of Foreign Exchange BFX - Before Effects of Foreign Exchange N/M - Not Meaningful
See Schedule 6 (Notes to Schedules) for a reconciliation of each of these As Adjusted metrics to the corresponding GAAP metrics.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Supplemental Revenue Detail (unaudited) - GAAP Results

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
Americas:
Risk Management Solutions
Trade Credit	$126.4	$130.3	(3)%	(0.2)%	(3)%	$254.7	$261.5	(3)%	(0.4)%	(2)%
Other Enterprise Risk Management	57.6	44.1	31%	(0.5)%	31%	107.1	73.3	46%	(0.8)%	47%
Total Americas Risk Management Solutions	184.0	174.4	5%	(0.3)%	6%	361.8	334.8	8%	(0.5)%	9%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$35.2	$34.0	3%	(0.1)%	4%	$70.3	$65.7	7%	(0.2)%	7%
Advanced Marketing Solutions	109.9	94.5	16%	(0.1)%	16%	204.0	183.3	11%	(0.1)%	11%
Total Americas Sales and Marketing Solutions	145.1	128.5	13%	(0.1)%	13%	274.3	249.0	10%	(0.2)%	10%

Total Americas Revenue	$329.1	$302.9	9%	(0.2)%	9%	$636.1	$583.8	9%	(0.3)%	9%

Non-Americas:
Risk Management Solutions
Trade Credit	$42.2	$44.1	(4)%	(2.1)%	(2)%	$82.4	$89.5	(8)%	(3.4)%	(5)%
Other Enterprise Risk Management	15.9	15.1	6%	(2.3)%	8%	32.3	30.2	7%	(3.6)%	10%
Total Non-Americas Risk Management Solutions	58.1	59.2	(2)%	(2.2)%	0%	114.7	119.7	(4)%	(3.4)%	(1)%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$4.1	$4.3	(5)%	(4.1)%	(1)%	$7.5	$8.3	(10)%	(4.1)%	(6)%
Advanced Marketing Solutions	7.5	9.0	(17)%	(2.6)%	(14)%	15.5	19.8	(22)%	(3.1)%	(19)%
Total Non-Americas Sales and Marketing Solutions	11.6	13.3	(13)%	(3.0)%	(10)%	23.0	28.1	(18)%	(3.3)%	(15)%

Total Non-Americas Revenue	$69.7	$72.5	(4)%	(2.3)%	(1)%	$137.7	$147.8	(7)%	(3.4)%	(3)%

Total Corporation:
Risk Management Solutions
Trade Credit	$168.6	$174.4	(3)%	(0.7)%	(3)%	$337.1	$351.0	(4)%	(1.2)%	(3)%
Other Enterprise Risk Management	73.5	59.2	24%	(1.0)%	25%	139.4	103.5	35%	(1.7)%	36%
Total Risk Management Solutions	242.1	233.6	4%	(0.8)%	4%	476.5	454.5	5%	(1.3)%	6%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$39.3	$38.3	3%	(0.6)%	3%	$77.8	$74.0	5%	(0.7)%	6%
Advanced Marketing Solutions	117.4	103.5	13%	(0.3)%	14%	219.5	203.1	8%	(0.4)%	9%
Total Sales and Marketing Solutions	156.7	141.8	10%	(0.4)%	11%	297.3	277.1	7%	(0.5)%	8%

Total Revenue	$398.8	$375.4	6%	(0.6)%	7%	$773.8	$731.6	6%	(1.0)%	7%

The Dun & Bradstreet Corporation	Schedule 3
Supplemental Revenue Detail (unaudited) - GAAP Results

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Trade Credit Revenue:
Americas:
DNBi	$94.7	$98.4	(4)%	(0.2)%	(4)%	$188.4	$195.9	(4)%	(0.3)%	(4)%
Other Trade Credit	31.7	31.9	(1)%	(0.3)%	0%	66.3	65.6	1%	(0.6)%	2%
Total Americas Trade Credit Revenue	126.4	130.3	(3)%	(0.2)%	(3)%	254.7	261.5	(3)%	(0.4)%	(2)%

Non-Americas:
DNBi	$6.1	$6.6	(7)%	(1.4)%	(6)%	$12.2	$12.8	(4)%	(4.0)%	0%
Other Trade Credit	36.1	37.5	(4)%	(2.2)%	(1)%	70.2	76.7	(8)%	(3.3)%	(5)%
Total Non-Americas Trade Credit Revenue	42.2	44.1	(4)%	(2.1)%	(2)%	82.4	89.5	(8)%	(3.4)%	(5)%

Total Corporation:
DNBi	$100.8	$105.0	(4)%	(0.3)%	(4)%	$200.6	$208.7	(4)%	(0.5)%	(3)%
Other Trade Credit	67.8	69.4	(2)%	(1.4)%	(1)%	136.5	142.3	(4)%	(2.1)%	(2)%
Total Trade Credit Revenue	$168.6	$174.4	(3)%	(0.7)%	(3)%	$337.1	$351.0	(4)%	(1.2)%	(3)%

Total Revenue:
Americas:
Direct	$304.1	$282.2	8%	(0.3)%	8%	$585.3	$543.1	8%	(0.4)%	8%
Alliances & Partners	25.0	20.7	21%	0.5%	21%	50.8	40.7	25%	0.3%	25%
Total Americas Revenue	329.1	302.9	9%	(0.2)%	9%	636.1	583.8	9%	(0.3)%	9%

Non-Americas:
Direct	$47.0	$52.0	(10)%	(2.7)%	(7)%	$94.1	$103.1	(9)%	(4.2)%	(4)%
Alliances & Partners	22.7	20.5	11%	(1.3)%	12%	43.6	44.7	(3)%	(1.5)%	(1)%
Total Non-Americas Revenue	69.7	72.5	(4)%	(2.3)%	(1)%	137.7	147.8	(7)%	(3.4)%	(3)%

Total Corporation:
Direct	$351.1	$334.2	5%	(0.6)%	6%	$679.4	$646.2	5%	(1.0)%	6%
Alliances & Partners	47.7	41.2	16%	(0.4)%	16%	94.4	85.4	10%	(0.7)%	11%
Total Revenue	$398.8	$375.4	6%	(0.6)%	7%	$773.8	$731.6	6%	(1.0)%	7%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental Revenue Detail (unaudited) - As Adjusted

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
Americas:
Risk Management Solutions
Trade Credit	$126.4	$130.9	(3)%	(0.2)%	(3)%	$255.0	$262.1	(3)%	(0.4)%	(2)%
Other Enterprise Risk Management	58.0	48.1	21%	(0.4)%	21%	109.3	77.3	41%	(0.8)%	42%
Total Americas Risk Management Solutions	184.4	179.0	3%	(0.3)%	3%	364.3	339.4	7%	(0.5)%	8%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$35.3	$35.1	1%	(0.1)%	1%	$70.9	$66.8	6%	(0.2)%	6%
Advanced Marketing Solutions	109.9	95.0	16%	(0.1)%	16%	204.0	184.4	11%	(0.1)%	11%
Total Americas Sales and Marketing Solutions	145.2	130.1	12%	(0.1)%	12%	274.9	251.2	9%	(0.2)%	10%

Total Americas Revenue	$329.6	$309.1	7%	(0.2)%	7%	$639.2	$590.6	8%	(0.3)%	9%

Non-Americas:
Risk Management Solutions
Trade Credit	$42.2	$44.1	(4)%	(2.1)%	(2)%	$82.4	$89.5	(8)%	(3.4)%	(5)%
Other Enterprise Risk Management	15.9	15.1	6%	(2.3)%	8%	32.3	30.2	7%	(3.6)%	10%
Total Non-Americas Risk Management Solutions	58.1	59.2	(2)%	(2.2)%	0%	114.7	119.7	(4)%	(3.4)%	(1)%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$4.1	$4.3	(5)%	(4.1)%	(1)%	7.5	8.3	(10)%	(4.1)%	(6)%
Advanced Marketing Solutions	7.5	9.0	(17)%	(2.6)%	(14)%	15.5	19.8	(22)%	(3.1)%	(19)%
Total Non-Americas Sales and Marketing Solutions	11.6	13.3	(13)%	(3.0)%	(10)%	23.0	28.1	(18)%	(3.3)%	(15)%

Total Non-Americas Revenue	$69.7	$72.5	(4)%	(2.3)%	(1)%	$137.7	$147.8	(7)%	(3.4)%	(3)%

Total Corporation:
Risk Management Solutions
Trade Credit	$168.6	$175.0	(4)%	(0.7)%	(3)%	$337.4	$351.6	(4)%	(1.1)%	(3)%
Other Enterprise Risk Management	73.9	63.2	17%	(0.9)%	18%	141.6	107.5	32%	(1.6)%	33%
Total Risk Management Solutions	242.5	238.2	2%	(0.7)%	3%	479.0	459.1	4%	(1.3)%	6%

Sales and Marketing Solutions
Traditional Prospecting Solutions	$39.4	$39.4	0%	(0.6)%	1%	$78.4	$75.1	4%	(0.7)%	5%
Advanced Marketing Solutions	117.4	104.0	13%	(0.3)%	13%	219.5	204.2	7%	(0.4)%	8%
Total Sales and Marketing Solutions	156.8	143.4	9%	(0.4)%	10%	297.9	279.3	7%	(0.5)%	7%

Total Revenue	$399.3	$381.6	5%	(0.6)%	5%	$776.9	$738.4	5%	(1.0)%	6%

The Dun & Bradstreet Corporation	Schedule 4
Supplemental Revenue Detail (unaudited) - As Adjusted

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2016	2015	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Trade Credit Revenue:
Americas:
DNBi	$94.7	$98.5	(4)%	(0.2)%	(4)%	$188.5	$196.0	(4)%	(0.3)%	(4)%
Other Trade Credit	31.7	32.4	(2)%	(0.3)%	(2)%	66.5	66.1	1%	(0.6)%	1%
Total Americas Trade Credit Revenue	126.4	130.9	(3)%	(0.2)%	(3)%	255.0	262.1	(3)%	(0.4)%	(2)%

Non-Americas:
DNBi	$6.1	$6.6	(7)%	(1.4)%	(6)%	$12.2	$12.8	(4)%	(4.0)%	0%
Other Trade Credit	36.1	37.5	(4)%	(2.2)%	(1)%	70.2	76.7	(8)%	(3.3)%	(5)%
Total Non-Americas Trade Credit Revenue	42.2	44.1	(4)%	(2.1)%	(2)%	82.4	89.5	(8)%	(3.4)%	(5)%

Total Corporation:
DNBi	$100.8	$105.1	(4)%	(0.3)%	(4)%	$200.7	$208.8	(4)%	(0.5)%	(3)%
Other Trade Credit	67.8	69.9	(3)%	(1.3)%	(2)%	136.7	142.8	(4)%	(2.1)%	(2)%
Total Trade Credit Revenue	$168.6	$175.0	(4)%	(0.7)%	(3)%	$337.4	$351.6	(4)%	(1.1)%	(3)%

Total Revenue:
Americas:
Direct	$304.6	$288.4	6%	(0.3)%	6%	$588.4	$549.7	7%	(0.4)%	7%
Alliances & Partners	25.0	20.7	21%	0.5%	20%	50.8	40.9	24%	0.3%	24%
Total Americas Revenue	329.6	309.1	7%	(0.2)%	7%	639.2	590.6	8%	(0.3)%	9%

Non-Americas:
Direct	47.0	52.0	(10)%	(2.7)%	(7)%	$94.1	$103.1	(9)%	(4.2)%	(4)%
Alliances & Partners	22.7	20.5	11%	(1.3)%	12%	43.6	44.7	(3)%	(1.5)%	(1)%
Total Non-Americas Revenue	69.7	72.5	(4)%	(2.3)%	(1)%	137.7	147.8	(7)%	(3.4)%	(3)%

Total Corporation:
Direct	$351.6	$340.4	3%	(0.6)%	4%	$682.5	$652.8	5%	(1.0)%	6%
Alliances & Partners	47.7	41.2	16%	(0.4)%	16%	94.4	85.6	10%	(0.7)%	11%
Total Revenue	$399.3	$381.6	5%	(0.6)%	5%	$776.9	$738.4	5%	(1.0)%	6%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
Supplemental Financial Data (unaudited)

	Quarter Ended			Year-to-Date
	June 30,		AFX	June 30,		AFX
			% Change			% Change
Amounts in millions	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Operating Costs (GAAP):
Operating Expenses	$133.0	$136.4	2%	$265.4	$267.4	1%
Selling and Administrative Expenses	196.1	161.9	(21)%	359.4	304.8	(18)%
Depreciation and Amortization	17.3	14.1	(23)%	33.7	26.5	(27)%
Restructuring Expense	5.9	4.8	(23)%	15.6	9.6	(62)%

Total Operating Costs (GAAP)	$352.3	$317.2	(11)%	$674.1	$608.3	(11)%

Capital Expenditures (GAAP)	$5.8	$3.2	(78)%	$9.5	$4.8	(96)%

Additions to Computer Software & Other Intangibles (GAAP)	$11.5	$13.2	13%	$23.4	$24.6	5%

Operating Costs (As Adjusted):
Operating Expenses	$133.0	$136.4	2%	$265.4	$267.4	1%
Selling and Administrative Expenses	168.1	154.8	(9)%	329.4	293.2	(12)%
Depreciation and Amortization	11.3	10.2	(10)%	21.6	20.9	(4)%
Restructuring Expense	—	—	N/M	—	—	N/M

Total Operating Costs (As Adjusted)	$312.4	$301.4	(4)%	$616.4	$581.5	(6)%

	Quarter Ended		Year-to-Date
	June 30,		June 30,

Amounts in millions	2016	2015	2016	2015

Operating Expenses (GAAP):	$133.0	$136.4	$265.4	$267.4
None	—	—	—	—

Operating Expenses (As Adjusted)	$133.0	$136.4	$265.4	$267.4

Selling and Admin (GAAP)	$196.1	$161.9	$359.4	$304.8
Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.6)	(0.8)	(1.2)	(1.2)
Accrual for Legal Matters	(26.0)	—	(26.0)	—
Acquisition/Divestiture Related Costs	(1.4)	(6.3)	(2.8)	(10.4)

Selling and Admin (As Adjusted)	$168.1	$154.8	$329.4	$293.2

Depreciation and Amortization (GAAP)	$17.3	$14.1	$33.7	$26.5
Amortization of Acquisition Related Intangibles	(6.0)	(3.9)	(12.1)	(5.6)

Depreciation and Amortization (As Adjusted)	$11.3	$10.2	$21.6	$20.9

Restructuring (GAAP)	$5.9	$4.8	$15.6	$9.6
Restructuring	(5.9)	(4.8)	(15.6)	(9.6)

Restructuring (As Adjusted)	$—	$—	$—	$—

The Dun & Bradstreet Corporation	Schedule 5
Supplemental Financial Data (unaudited)

	Quarter Ended

Amounts in millions	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Net Debt Position:
Cash and Cash Equivalents	$379.1	$365.7	$365.7	$293.9	$137.8	$355.2
Short-Term Debt	(20.0)	(20.0)	(20.0)	—	(300.5)	(300.8)
Long-Term Debt	(1,715.6)	(1,725.4)	(1,804.1)	(1,759.9)	(1,486.1)	(1,402.7)

Net Debt	$(1,356.5)	$(1,379.7)	$(1,458.4)	$(1,466.0)	$(1,648.8)	$(1,348.3)

	Year-to-Date

Amounts in millions	Jun 30, 2016	Jun 30, 2015	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities - Continuing Operations (GAAP)	$180.9	$212.4	(15)%
Less:
Capital Expenditures (GAAP)	9.5	4.8	(96)%
Additions to Computer Software & Other Intangibles (GAAP)	23.4	24.6	5%

Free Cash Flow	$148.0	$183.0	(19)%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Americas Total Revenue included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Americas Total Revenue (GAAP) (Schedule 1)	$329.1	$302.9	$636.1	$583.8
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.5)	(6.2)	(3.1)	(6.8)
	Americas Total Revenue (As Adjusted) (Schedule 2)	$329.6	$309.1	$639.2	$590.6

(2)	The following table reconciles Total Revenue included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Total Revenue (GAAP) (Schedule 1)	$398.8	$375.4	$773.8	$731.6
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.5)	(6.2)	(3.1)	(6.8)
	Total Revenue (As Adjusted) (Schedule 2)	$399.3	$381.6	$776.9	$738.4

(3)	The following table reconciles Americas Operating Income included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Americas Operating Income (GAAP) (Schedule 1)	$83.7	$67.2	$153.3	$135.1
	Acquisition/Divestiture Related Costs	(0.6)	(0.4)	(2.0)	(1.2)
	Amortization of Acquisition Related Intangibles	(6.0)	(3.9)	(12.1)	(5.6)
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.5)	(6.2)	(3.1)	(6.8)
	Americas Operating Income (As Adjusted) (Schedule 2)	$90.8	$77.7	$170.5	$148.7

(4)	The following table reconciles Non-Americas Operating Income included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Non-Americas Operating Income (GAAP) (Schedule 1)	$14.2	$18.7	$27.2	$40.6
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters in China	(0.1)	—	(0.1)	—
	Acquisition/Divestiture Related Costs	(0.2)	—	(0.2)	—
	Non-Americas Operating Income (As Adjusted) (Schedule 2)	$14.5	$18.7	$27.5	$40.6

(5)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Corporate and Other (GAAP) (Schedule 1)	$(51.4)	$(27.7)	$(80.8)	$(52.4)
	Restructuring Charges	(5.9)	(4.8)	(15.6)	(9.6)
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.5)	(0.8)	(1.1)	(1.2)
	Accrual for Legal Matters	(26.0)	—	(26.0)	—
	Acquisition/Divestiture Related Costs	(0.6)	(5.9)	(0.6)	(9.2)
	Corporate and Other (As Adjusted) (Schedule 2)	$(18.4)	$(16.2)	$(37.5)	$(32.4)

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

(6)	The following table reconciles Total Operating Income included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Total Operating Income (GAAP) (Schedule 1)	$46.5	$58.2	$99.7	$123.3
	Restructuring Charges	(5.9)	(4.8)	(15.6)	(9.6)
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.6)	(0.8)	(1.2)	(1.2)
	Accrual for Legal Matters	(26.0)	—	(26.0)	—
	Acquisition/Divestiture Related Costs	(1.4)	(6.3)	(2.8)	(10.4)
	Amortization of Acquisition Related Intangibles	(6.0)	(3.9)	(12.1)	(5.6)
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.5)	(6.2)	(3.1)	(6.8)
	Total Operating Income (As Adjusted) (Schedule 2)	$86.9	$80.2	$160.5	$156.9

(7)	The following table reconciles Net Income Attributable to Dun & Bradstreet included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015

	Net Income Attributable to Dun & Bradstreet (GAAP) (Schedule 1)	$18.8	$(7.9)	$48.8	$33.1

	Restructuring Charges	(3.8)	(3.0)	(10.1)	(6.0)
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.4)	(0.5)	(0.8)	(0.8)
	Accrual for Legal Matters	(22.0)	—	(22.0)	—
	Acquisition/Divestiture Related Costs	(1.0)	(5.6)	(1.8)	(8.2)
	Amortization of Acquisition Related Intangibles	(3.7)	(2.5)	(7.5)	(3.5)
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.3)	(4.1)	(2.2)	(4.6)

	After-Tax Impact	(31.2)	(15.7)	(44.4)	(23.1)

	Income (Loss) from Discontinued Operations, Net of Income Taxes	—	(37.5)	—	(36.0)

	Net Income Attributable to Dun & Bradstreet (As Adjusted) (Schedule 2)	$50.0	$45.3	$93.2	$92.2

(8)	The following table reconciles Diluted Earnings Per Share of Common Stock included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-To-Date
		June 30,		June 30,
		2016	2015	2016	2015

	Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (GAAP) (Schedule 1)	$0.51	$(0.22)	$1.34	$0.91

	Restructuring Charges	(0.11)	(0.09)	(0.28)	(0.16)
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.01)	(0.01)	(0.02)	(0.02)
	Accrual for Legal Matters	(0.60)	—	(0.60)	—
	Acquisition/Divestiture Related Costs	(0.03)	(0.16)	(0.05)	(0.22)
	Amortization of Acquisition Related Intangibles	(0.10)	(0.07)	(0.20)	(0.10)
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.01)	(0.11)	(0.06)	(0.13)
	Discontinued Operations	—	(1.03)	—	(0.99)

	Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (As Adjusted) (Schedule 2)	$1.37	$1.25	$2.55	$2.53

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

(9)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Other Income (Expense)-Net (GAAP) (Schedule 1)	$(0.5)	$(1.5)	$0.3	$1.8
	Effect of Legacy and Other Tax Matters	—	0.1	—	0.1
	Other Income (Expense)-Net (As Adjusted) (Schedule 2)	$(0.5)	$(1.6)	$0.3	$1.7

(10)	The following table reconciles Non-Operating Income (Expense)-Net included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015
	Non-Operating Income (Expense)-Net (GAAP) (Schedule 1)	$13.4	$(12.9)	$(25.6)	$(20.6)
	Effect of Legacy and Other Tax Matters	—	0.1	—	0.1
	Non-Operating Income (Expense)-Net (As Adjusted) (Schedule 2)	$13.4	$(13.0)	$(25.6)	$(20.7)

(11)	The following table reconciles Provision for Income Taxes included in Schedule 1 and Schedule 2:
		Quarter Ended		Year-to-Date
		June 30,		June 30,
	Amounts in millions	2016	2015	2016	2015

	Provision for Income Taxes (GAAP) (Schedule 1)	$14.2	$15.7	$25.2	$33.4

	Restructuring Charges	(2.1)	(1.8)	(5.5)	(3.6)
	Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.2)	(0.3)	(0.4)	(0.4)
	Accrual for Legal Matters	(4.0)	—	(4.0)	—
	Acquisition/Divestiture Related Costs	(0.4)	(0.7)	(1.0)	(2.2)
	Amortization of Acquisition Related Intangibles	(2.3)	(1.4)	(4.6)	(2.1)
	Acquisition Related Deferred Revenue Fair Value Adjustment	(0.2)	(2.1)	(0.9)	(2.2)
	Effect of Legacy and Other Tax Matters	—	0.1	—	0.1

	Provision for Income Taxes (As Adjusted) (Schedule 2)	$23.4	$21.9	$41.6	$43.8

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015
		Acquisition			Acquisition
	GAAP	Related Deferred	As Adjusted	GAAP	Related Deferred	As Adjusted
Amounts in millions	(Schedule 3)	Revenue	(Schedule 4)	(Schedule 3)	Revenue	(Schedule 4)

Geographic and Customer Solution Set Revenue:
Americas:
Risk Management Solutions
Trade Credit	$126.4	$—	$126.4	$130.3	$0.6	$130.9
Other Enterprise Risk Management	57.6	0.4	58.0	44.1	4.0	48.1
Total Americas Risk Management Solutions	184.0	0.4	184.4	174.4	4.6	179.0

Sales and Marketing Solutions
Traditional Prospecting Solutions	$35.2	$0.1	$35.3	$34.0	$1.1	35.1
Advanced Marketing Solutions	109.9	—	109.9	94.5	0.5	95.0
Total Americas Sales and Marketing Solutions	145.1	0.1	145.2	128.5	1.6	130.1

Total Americas Revenue	$329.1	$0.5	$329.6	$302.9	$6.2	$309.1

Non-Americas:
Risk Management Solutions
Trade Credit	$42.2	$—	$42.2	$44.1	$—	$44.1
Other Enterprise Risk Management	15.9	—	15.9	15.1	—	15.1
Total Non-Americas Risk Management Solutions	58.1	—	58.1	59.2	—	59.2

Sales and Marketing Solutions
Traditional Prospecting Solutions	$4.1	$—	$4.1	$4.3	$—	$4.3
Advanced Marketing Solutions	7.5	—	7.5	9.0	—	9.0
Total Non-Americas Sales and Marketing Solutions	11.6	—	11.6	13.3	—	13.3

Total Non-Americas Revenue	$69.7	$—	$69.7	$72.5	$—	$72.5

Total Corporation:
Risk Management Solutions
Trade Credit	$168.6	$—	$168.6	$174.4	$0.6	$175.0
Other Enterprise Risk Management	73.5	0.4	73.9	59.2	4.0	63.2
Total Risk Management Solutions	242.1	0.4	242.5	233.6	4.6	238.2

Sales and Marketing Solutions
Traditional Prospecting Solutions	$39.3	$0.1	$39.4	$38.3	$1.1	$39.4
Advanced Marketing Solutions	117.4	—	117.4	103.5	0.5	104.0
Total Sales and Marketing Solutions	156.7	0.1	156.8	141.8	1.6	143.4

Total Revenue	$398.8	$0.5	$399.3	$375.4	$6.2	$381.6

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015
		Acquisition			Acquisition
	GAAP	Related Deferred	As Adjusted	GAAP	Related Deferred	As Adjusted
Amounts in millions	(Schedule 3)	Revenue	(Schedule 4)	(Schedule 3)	Revenue	(Schedule 4)

Trade Credit Revenue:
Americas:
DNBi	$94.7	$—	$94.7	$98.4	$0.1	$98.5
Other Trade Credit	31.7	—	31.7	31.9	0.5	32.4
Total Americas Trade Credit Revenue	126.4	—	126.4	130.3	0.6	130.9

Non-Americas:
DNBi	$6.1	$—	$6.1	$6.6	$—	$6.6
Other Trade Credit	36.1	—	36.1	37.5	—	37.5
Total Non-Americas Trade Credit Revenue	42.2	—	42.2	44.1	—	44.1

Total Corporation:
DNBi	$100.8	$—	$100.8	$105.0	$0.1	$105.1
Other Trade Credit	67.8	—	67.8	69.4	0.5	69.9
Total Trade Credit Revenue	$168.6	$—	$168.6	$174.4	$0.6	$175.0

Total Revenue:
Americas:
Direct	$304.1	$0.5	$304.6	$282.2	$6.2	$288.4
Alliances & Partners	25.0	—	25.0	20.7	—	20.7
Total Americas Revenue	329.1	0.5	329.6	302.9	6.2	309.1

Non-Americas:
Direct	$47.0	$—	$47.0	$52.0	$—	$52.0
Alliances & Partners	22.7	—	22.7	20.5	—	20.5
Total Non-Americas Revenue	69.7	—	69.7	72.5	—	72.5

Total Corporation:
Direct	$351.1	$0.5	$351.6	$334.2	$6.2	$340.4
Alliances & Partners	47.7	—	47.7	41.2	—	41.2
Total Revenue	$398.8	$0.5	$399.3	$375.4	$6.2	$381.6

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

	Year-To-Date June 30, 2016			Year-To-Date June 30, 2015
		Acquisition			Acquisition
	GAAP	Related Deferred	As Adjusted	GAAP	Related Deferred	As Adjusted
Amounts in millions	(Schedule 3)	Revenue	(Schedule 4)	(Schedule 3)	Revenue	(Schedule 4)

Geographic and Customer Solution Set Revenue:
Americas:
Risk Management Solutions
Trade Credit	$254.7	$0.3	$255.0	$261.5	$0.6	$262.1
Other Enterprise Risk Management	107.1	2.2	109.3	73.3	4.0	77.3
Total Americas Risk Management Solutions	361.8	2.5	364.3	334.8	4.6	339.4

Sales and Marketing Solutions
Traditional Prospecting Solutions	$70.3	$0.6	$70.9	$65.7	$1.1	66.8
Advanced Marketing Solutions	204.0	—	204.0	183.3	1.1	184.4
Total Americas Sales and Marketing Solutions	274.3	0.6	274.9	249.0	2.2	251.2

Total Americas Revenue	$636.1	$3.1	$639.2	$583.8	$6.8	$590.6

Non-Americas:
Risk Management Solutions
Trade Credit	$82.4	$—	$82.4	$89.5	$—	$89.5
Other Enterprise Risk Management	32.3	—	32.3	30.2	—	30.2
Total Non-Americas Risk Management Solutions	114.7	—	114.7	119.7	—	119.7

Sales and Marketing Solutions
Traditional Prospecting Solutions	$7.5	$—	$7.5	$8.3	$—	$8.3
Advanced Marketing Solutions	15.5	—	15.5	19.8	—	19.8
Total Non-Americas Sales and Marketing Solutions	23.0	—	23.0	28.1	—	28.1

Total Non-Americas Revenue	$137.7	$—	$137.7	$147.8	$—	$147.8

Total Corporation:
Risk Management Solutions
Trade Credit	$337.1	$0.3	$337.4	$351.0	$0.6	$351.6
Other Enterprise Risk Management	139.4	2.2	141.6	103.5	4.0	107.5
Total Risk Management Solutions	476.5	2.5	479.0	454.5	4.6	459.1

Sales and Marketing Solutions
Traditional Prospecting Solutions	$77.8	$0.6	$78.4	$74.0	$1.1	$75.1
Advanced Marketing Solutions	219.5	—	219.5	203.1	1.1	204.2
Total Sales and Marketing Solutions	297.3	0.6	297.9	277.1	2.2	279.3

Total Revenue	$773.8	$3.1	$776.9	$731.6	$6.8	$738.4

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015
		Acquisition			Acquisition
	GAAP	Related Deferred	As Adjusted	GAAP	Related Deferred	As Adjusted
Amounts in millions	(Schedule 3)	Revenue	(Schedule 4)	(Schedule 3)	Revenue	(Schedule 4)

Trade Credit Revenue:
Americas:
DNBi	$188.4	$0.1	$188.5	$195.9	$0.1	$196.0
Other Trade Credit	66.3	0.2	66.5	65.6	0.5	66.1
Total Americas Trade Credit Revenue	254.7	0.3	255.0	261.5	0.6	262.1

Non-Americas:
DNBi	$12.2	$—	$12.2	$12.8	$—	$12.8
Other Trade Credit	70.2	—	70.2	76.7	—	76.7
Total Non-Americas Trade Credit Revenue	82.4	—	82.4	89.5	—	89.5

Total Corporation:
DNBi	$200.6	$0.1	$200.7	$208.7	$0.1	$208.8
Other Trade Credit	136.5	0.2	136.7	142.3	0.5	142.8
Total Trade Credit Revenue	$337.1	$0.3	$337.4	$351.0	$0.6	$351.6

Total Revenue:
Americas:
Direct	$585.3	$3.1	$588.4	$543.1	$6.6	$549.7
Alliances & Partners	50.8	—	50.8	40.7	0.2	40.9
Total Americas Revenue	636.1	3.1	639.2	583.8	6.8	590.6

Non-Americas:
Direct	$94.1	$—	$94.1	$103.1	$—	$103.1
Alliances & Partners	43.6	—	43.6	44.7	—	44.7
Total Non-Americas Revenue	137.7	—	137.7	147.8	—	147.8

Total Corporation:
Direct	$679.4	$3.1	$682.5	$646.2	$6.6	$652.8
Alliances & Partners	94.4	—	94.4	85.4	0.2	85.6
Total Revenue	$773.8	$3.1	$776.9	$731.6	$6.8	$738.4

The Dun & Bradstreet Corporation	Schedule 6
Notes to Schedules 1, 2, 3 and 4 (unaudited) and Definitions of Non-GAAP Measures

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

In addition to reporting generally accepted accounting principles in the United States of America ("GAAP") results, the Company evaluates performance and reports on a total company basis and on a business segment level basis its results (such as revenue, operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) on an “As Adjusted” basis. The term “As Adjusted” refers to the following: the elimination of the effect on revenue due to purchase accounting fair value adjustments to deferred revenue; restructuring charges; other non-core gains and charges (such as gains and losses on sales of businesses, impairment charges and material tax and legal settlements); acquisition and divestiture-related fees (such as costs for bankers, legal fees, diligence costs and retention payments); and acquisition-related intangible amortization expense. A recurring component of our "As Adjusted" basis is our restructuring charges, which we believe do not reflect our underlying business performance. Such charges are variable from period to period based upon actions identified and taken during each period. Additionally, our "As Adjusted" results exclude the results of Discontinued Operations. Management reviews operating results on an “As Adjusted” basis on a monthly basis and establishes internal budgets and forecasts based upon such measures. Management further establishes annual and long-term compensation such as salaries, target cash bonuses and target equity compensation amounts based on performance on an “As Adjusted” basis and a significant percentage weight is placed upon performance on an “As Adjusted” basis in determining whether performance objectives have been achieved. Management believes that by reflecting these adjustments to our GAAP financial measures, business leaders are provided incentives to recommend and execute actions that support our long-term growth strategy rather than being influenced by the potential impact one of these items can have in a particular period on their compensation. The Company adjusts for these items because they do not reflect the Company's underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations.We believe that the use of our non-GAAP financial measures provides useful supplemental information to our investors.

We also isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange. The change in our operating performance attributable to foreign currency rates is determined by converting both our prior and current periods by a constant rate. As a result, we monitor our “As Adjusted” revenue growth both after and before the effects of foreign exchange.

We also analyze “As Adjusted” revenue growth on an organic basis because management believes this information provides important insight into the underlying/ongoing performance of the business. Organic revenue excludes; (1) revenue from acquired businesses for one year from the date of the acquisition and (2) net divested revenue which we define as the historical revenues from the divested businesses net of the annual ongoing future revenue streams resulting from the commercial arrangements entered into in connection with such divestitures.

We may from time to time use the term "sales," which we define as the value of committed customer contracts. This term is often referred to as "bookings" or "commitments" by other companies.
We monitor free cash flow as a measure of our business. We define free cash flow as net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles. Free cash flow measures our available cash flow for potential debt repayment, acquisitions, stock repurchases, dividend payments and additions to cash, cash equivalents and short-term investments. We believe free cash flow to be relevant and useful to our investors as this measure is used by our management in evaluating the funding available after supporting our ongoing business operations and our portfolio of investments.

Free cash flow should not be considered as a substitute measure for, or superior to, net cash flows provided by operating activities, investing activities or financing activities. Therefore, we believe it is important to view free cash flow as a complement to the consolidated statements of cash flows.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 7
Calculation of Net Divested Revenue (unaudited)

The Benelux and Latin America regions generated approximately $69 million in total revenue in 2015.  Under the terms of the new partnership agreements, Dun & Bradstreet will receive an annualized value of $36 million in fees and royalties in 2016 and 2017.  Therefore, 2015 Net Divested revenue (historical revenues from divested businesses net of ongoing future revenue streams) is approximately $33 million.  A quarterly calculation of 2015 Net Divested revenue is presented below.

	2015

Amounts in millions	Quarter Ended, Mar 31	Quarter Ended, Jun 30	Quarter Ended, Sep 30	Quarter Ended, Dec 31	Full Year Ended, Dec 31

Revenue from Divested Businesses:
Benelux	$(15)	$(14)	$(14)	$(16)	$(59)
Latin America	(2)	(3)	(3)	(2)	(10)

Total Revenue from Divested Businesses	$(17)	$(17)	$(17)	$(18)	$(69)

Pro Forma Fees and Royalities:
Benelux	$7	$8	$7	$7	$29
Latin America	2	1	2	2	7
Total Pro Forma Fees and Royalities	$9	$9	$9	$9	$36

Net Divested Revenue	$(8)	$(8)	$(8)	$(9)	$(33)

	2016	2017

Projected Impact to Total Revenue	Quarter Ended, Dec 31	Quarter Ended, Mar 31	Quarter Ended, Jun 30	Quarter Ended, Sep 30	Quarter Ended, Dec 31	12-Months Ended Sep 30, 2017

Impact to Total Revenue
Benelux (1)	$(5)	$(7)	$(7)	$(8)	$(3)	$(30)
Latin America (2)	(1)	(1)	(1)	0	—	(3)

Total Impact to Total Revenue	$(6)	$(8)	$(8)	$(8)	$(3)	$(33)

Notes:
Benelux and Latin America have November 30 fiscal year ends
(1)	Assumes 9/30 close date for Benelux; reflects two months of projected impact to total revenue for quarter ended Dec 31, 2016
(2)	Assumes 9/1 close date for Latin America; reflects three months of projected impact to total revenue for quarter ended Dec 31, 2016